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                                                                     Exhibit 5.2


                      [Miles & Stockbridge P.C. Letterhead]





                                December 30, 1998



Prison Realty Corporation
10 Burton Hills Boulevard
Nashville, Tennessee 37215

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of the shares of common stock, $0.01 par value per share (the "Common Stock") of Prison Realty Corporation, a Maryland corporation (the "Company"), on its Registration Statement on Form S-4 (No. 333-65017) and a related Registration Statement on Form S-4 to register additional shares of Common Stock filed on the date hereof pursuant to Rule 462(b) (the "Registration Statement"), we have examined such records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination, we advise you that in our opinion the Common Stock has been duly and validly authorized and, when issued upon the terms set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. Additionally, we understand that Stokes & Bartholomew, P.A. will rely on our opinion in giving its opinion letter to you on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matter expressly stated.

                                             Very truly yours,


                                             Miles & Stockbridge P.C.
                                             By: /s/ J. W. Thompson Webb
                                                 -------------------------------
                                                 Principal